Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2008, relating to the financial statements and financial statement schedule of The E.W. Scripps Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an Interpretation of Statement of Financial Accounting Standards (“SFAS”) Statement No. 109 , in 2007, and SFAS No. 123(R) (revised 2004), Share Based Payment , and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006), and the effectiveness of The E.W. Scripps Company and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiaries for the year ended December 31, 2007.
Cincinnati, Ohio
June 25, 2008